Exhibit 99.1

CCUR HOLDINGS REPORTS CONTINUED OPERATING PROGRESS DURING FOURTH QUARTER; EARNS $0.09 PER SHARE

Generates Fourth Consecutive Quarter of Increased Cash Flow from Operations

DULUTH, GA, AUGUST 27, 2019 – CCUR Holdings, Inc. (OTCQB: CCUR) today reported net income attributable to its stockholders of $803,000, or $0.09 per share, for the fourth fiscal quarter of 2019. During the prior year period, the Company reported a net loss of $1,700,000, or ($0.18) per share. Revenue for the quarter grew to $1,846,000 as compared to $54,000 during the prior year period and $1,074,000 in the third quarter of fiscal 2019. Merchant Cash Advance (MCA) revenue increased to $1,435,000 and revenue from interest on loans grew to $411,000. Other interest, dividend and investment income for the period totaled $1,770,000.

“Our fourth-quarter and full-year financial results continue to demonstrate the successful execution of our business plan,” said Wayne Barr, President and CEO. “The returns from our MCA and real estate operations continued to increase during the quarter and our operating segments are well positioned as we enter fiscal 2020. We believe our plan provides the Company with flexibility from an operations and balance sheet perspective to respond to changing economic environments. At the same time, working with our Board and outside experts, we continue to evaluate opportunities to add fairly-valued, or undervalued, assets to our portfolio.”

General and administrative expenses increased by 2% from the prior year quarter to $876,000. Total operating expenses for the fourth quarter were $2,786,000 and included sales and marketing expenses of $287,000 to support the growth of the Company’s MCA operations as well as a $767,000 provision for MCA losses. Operating cash flow for the fourth quarter more than doubled from the third quarter to $1,389,000.

The Company recorded an expense of $730,000 representing the change in fair value of contingent consideration due to the seller of the LuxeMark assets purchased by the Company’s subsidiary given better than expected performance since the LuxeMark acquisition earlier in calendar year 2019. In addition, the Company recorded an expense of $126,000 representing the amortization of purchased intangibles during the fourth quarter. The Company’s operating loss for the quarter was $940,000 as compared to an operating loss of $806,000 for the fourth quarter of fiscal 2018.

For the full year ended June 30, 2019, revenue was $3,456,000 versus $54,000 in the prior year. The Company generated net income for the full year of $681,000, or $0.08 per share. Total working capital as of June 30, 2019 was $48.8 million as compared with $55.3 million as of June 30, 2018.

Stock Repurchase Program Update

On February 11, 2019, the Board of Directors approved a new stock repurchase program allowing the Company to repurchase up to an additional 500,000 shares of the Company’s common stock, for a total of 1,500,000 authorized shares. The Company repurchased a total of 33,488 shares during the fiscal fourth quarter for a total of $119,000. A total of 381,119 shares under the authorized program remain available for repurchase as of June 30, 2019.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. operates MCA and real estate business segments through its subsidiaries Recur Holdings LLC and LM Capital Solutions, LLC and actively pursues other business opportunities to maximize the value of its assets through evaluation of additional operating businesses or assets for acquisition. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate, perform due diligence and consummate any additional acquisitions, expected cash and liquidity positions, expected financial performance and revenue streams, market fluctuations in or material financial or regulatory changes impacting the MCA and real estate industry and general business conditions, as well as other risks listed in the Company’s Form 10-K filed on September 7, 2018 and subsequent quarterly reports filed with the Securities and Exchange Commission and risk and uncertainties not presently known to CCUR or that CCUR currently deems immaterial.

CCUR wishes to caution against placing undue reliance on any forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

(Tables to follow)

Contact:

Michael Polyviou

mpolyviou@evcgroup.com

732-933-2755

CCUR Holdings, Inc.

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands, except share and per share data)

	June 30, 2019	March 31, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$8,083	$14,665	$32,992
Equity securities, fair value	7,405	8,616	6,629
Fixed maturity securities, available-for-sale, fair value	20,393	12,533	13,381
Current maturities of mortgage and commercial loans receivable	3,184	2,212	700
Receivable from sale of Content Delivery business held in escrow	-	-	1,450
Advances receivable, net	9,389	10,230	-
Prepaid expenses and other current assets	1,779	1,913	1,419
Total current assets	50,233	50,169	56,571

Land investment	3,265	-	-
Deferred income taxes, net	475	475	975
Mortgage and commercial loans receivable, net of current maturities	3,680	5,281	2,305
Deposit on mortgage loan receivable held in escrow	-	-	1,400
Definite-lived intangibles, net	2,910	2,677	-
Goodwill	1,260	995	-
Other long-term assets, net	651	92	55
Total assets	$62,474	$59,689	$61,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$660	$564	$1,289
Contingent consideration, current	750	-	-
Total current liabilities	1,410	564	1,289

Long-term liabilities:
Pension liability	4,136	3,647	3,766
Contingent consideration, long-term	2,340	1,860	-
Long-term debt	1,600	-	-
Other long-term liabilities	632	225	185
Total liabilities	10,118	6,296	5,240

Commitments and contingencies

Stockholders' equity:
Shares of common stock, par value $0.01; 14,000,000 authorized; 8,756,156 and 9,117,077 issued and outstanding at June 30, 2019, and June 30, 2018, respectively	87	88	91
Capital in excess of par value	208,881	208,902	210,083
Non-controlling interest	762	758	-
Accumulated deficit	(150,795)	(151,599)	(151,795)
Accumulated other comprehensive loss	(6,579)	(4,756)	(2,313)
Total stockholders' equity	52,356	53,393	56,066
Total liabilities, non-controlling interest, and stockholders' equity	$62,474	$59,689	$61,306

CCUR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
Revenues:
Merchant cash advance fees and other revenue	$1,435	$-	$2,480	$-
Interest on mortgage and commercial loans	411	54	976	54
Total revenues	1,846	54	3,456	54
Operating expenses:
Sales and marketing	287	-	468	-
General and administrative	876	860	3,231	7,370
Change in fair value of contingent consideration	730	-	730	-
Amortization of purchased intangibles	126	-	179	-
Provision for credit losses on advances	767	-	1,605	-
Total operating expenses	2,786	860	6,213	7,370
Operating loss	(940)	(806)	(2,757)	(7,316)

Other interest income, net	1,628	929	4,416	1,385
Dividend income	19	3	294	-
Realized (loss) gain on investments, net	(259)	164	467	164
Unrealized gain (loss) on equity securities, net	382	-	(1,785)	-
Realized foreign exchange loss	-	(1,797)	-	(1,921)
Other expense, net	(35)	-	(45)	(25)
Income (loss) from continuing operations before income taxes	795	(1,507)	590	(7,713)

Provision (benefit) for income taxes	113	181	40	(959)

Income (loss) from continuing operations	682	(1,688)	550	(6,754)

(Loss) income from discontinued operations, net of income taxes	-	(12)	-	22,839

Net income (loss)	682	(1,700)	550	16,085

Net loss attributable to non-controlling interest	121	-	131	-

Net income (loss) attributable to CCUR Holdings, Inc. stockholders	$803	$(1,700)	$681	$16,085
Basic and diluted earnings (loss) per share:
Continuing operations attributable to CCUR Holdings, Inc. stockholders	$0.09	$(0.18)	$0.08	$(0.71)
Discontinued operations	-	-	-	2.41
Net income (loss) attributable to CCUR Holdings, Inc. stockholders	$0.09	$(0.18)	$0.08	$1.70

Weighted average shares outstanding - basic	8,768,516	9,469,331	8,941,413	9,469,331
Weighted average shares outstanding - diluted	8,793,809	9,469,331	8,958,462	9,469,331

Cash dividends declared per common share	$-	$-	$-	$0.24

CCUR HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended
	June 30, 2019	March 31, 2019
Revenues:
Merchant cash advance fees and other revenue	$1,435	$825
Interest on mortgage and commercial loans	411	249
Total revenues	1,846	1,074
Operating expenses:
Sales and marketing	287	181
General and administrative	876	728
Change in fair value of contingent consideration	730	-
Amortization of purchased intangibles	126	53
Provision for credit losses on advances	767	343
Total operating expenses	2,786	1,305
Operating loss	(940)	(231)

Other interest income	1,628	1,053
Dividend income	19	165
Realized (loss) gain on investments, net	(259)	525
Unrealized gain (loss) on equity securities, net	382	(181)
Other expense, net	(35)	(5)
Income before income taxes	795	1,326

Provision (benefit) for income taxes	113	(75)

Net income	682	1,401

Net loss attributable to non-controlling interest	121	10

Net income attributable to CCUR Holdings, Inc. stockholders	$803	$1,411
Basic and diluted earnings per share:
Net income attributable to CCUR Holdings, Inc. stockholders	$0.09	$0.16

Weighted average shares outstanding - basic	8,768,516	8,853,451
Weighted average shares outstanding - diluted	8,793,809	8,864,071